Exhibit 3.12
BY-LAWS
OF
AMTRANS, INC.
*******
ARTICLE I
OFFICES
          Section 1. Registered Office. The principal office shall be located at No. 777 Joyce Road, Joliet, Illinois.
          Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Illinois as the board of directors may from time to time determine or the business of the corporation may require.
          Section 3. Books. The books of the corporation may be kept within or without of the State of Illinois as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
          Section 1. Time and Place of Meetings. All meetings of shareholders shall be held at such place, either within or without the State of Illinois, on such date and at such time as may be determined from time to time by the board of directors (or the chairman in the absence of a designation by the board of directors).
          Section 2. Annual Meetings. Annual meetings of shareholders, commencing with the year 1987, shall be held to elect the board of directors and transact such other business as may properly be brought before the meeting.
          Section 3. Special Meetings. Special meetings of shareholders may be called by the board of directors or the chairman of the board and shall be called by the secretary at the request in writing of holders of record of a majority of the outstanding shares of the corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
          Section 4. Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by The Business Corporation Act of 1983 of the State of Illinois (“Illinois Law”), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Unless these by-laws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
          (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.
          Section 5. Quorum. Unless otherwise provided under the certificate of incorporation or these by-laws and subject to Illinois law, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of the corporation entitled to vote at a meeting of shareholders, shall constitute a quorum for the transaction of business.
          Section 6. Voting. (a) Unless otherwise provided in the articles of incorporation and subject to Illinois Law, each shareholder shall be entitled to one vote for each outstanding share of the corporation held by such shareholder. Unless otherwise provided in Illinois Law, the articles of incorporation or these by-laws, the affirmative vote of a majority of the shares of the corporation present, in person or by proxy, at a meeting of shareholders and entitled to vote on the subject matter shall be the act of the shareholders.
          (b) Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after 11 months from the date thereof, unless the proxy provides for a longer period.
          Section 7. Action by Consent. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the shareholders entitled to vote, then such consent will be effective only if at least 5 days prior to the execution of the consent a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and after the effective date of the consent, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be delivered in writing to those shareholders who have not consented in writing.

          Section 8. Organization. At each meeting of shareholders, the chairman of the board, if one shall have been elected, (or in his absence or if one shall not have been elected, the president) shall act as chairman of the meeting. The secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.
          Section 9. Order of Business. The order of business at all meetings of shareholders shall be as determined by the chairman of the meeting.
ARTICLE III
DIRECTORS
          Section 1. General Powers. Except as otherwise provided in Illinois Law or the articles of incorporation, the business and affairs of the corporation shall be managed by or under the direction of the board of directors.
          Section 2. Number, Election and Term of Office. The number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the board of directors but shall not be less than three nor more than eight. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 12 of this Article, and each director so elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be shareholders.
          Section 3. Quorum and Manner of Acting. Unless the articles of incorporation or these by-laws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the board of directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
          Section 4. Time and Place of Meetings. The board of directors shall hold its meetings at such place, either within or without the State of Illinois, and at such time as may be determined from time to time by the board of directors (or the chairman in the absence of a determination by the board of directors).
          Section 5. Annual Meeting. The board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of shareholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the board of directors may be held at such place either within or without the State of Illinois, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III or in a waiver of notice thereof signed by all the directors.
          Section 6. Regular Meetings. After the place and time of regular meetings of the board of directors shall have been determined and notice thereof shall have been once given to each member of the board of directors, regular meetings may be held without further notice being given.
          Section 7. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or the president and shall be called by the chairman of the board, president, or secretary on the written request of three directors. Notice of special meetings of the board of directors shall be given to each director either personally or by mail or by telegram at least three days before the date of the meeting.

          Section 8. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to: authorize distributions; approve or recommend to shareholders any act required by Illinois Law to be approved by shareholders; fill vacancies on the board or on any of its committees; elect or remove officers or fix the compensation of any member of the committee; adopt, amend or repeal the by-laws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares, except according to general formula or method prescribed by the board; authorize or approve the issuance or sale or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
          Section 9. Action by Consent. Unless otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.
          Section 10. Telephonic Meetings. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
          Section 11. Resignation. Any director may resign at any time by giving written notice to the board of directors or the secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
          Section 12. Vacancies. Unless otherwise provided in the corporation’s articles of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Illinois Law. Unless otherwise provided in the corporation’s articles of incorporation, when one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.
          Section 13. Removal. Any director or the entire board of directors may be removed, with or without cause, at any time at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote, except that no director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice, and the director or directors removed were named in such notice. Any vacancy created pursuant to the preceding sentence may be filled by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote.
          Section 14. Compensation. Unless otherwise restricted by the articles of incorporation or these by-laws, the board of directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.
ARTICLE IV
OFFICERS
          Section 1. Principal Officers. The principal officers of the corporation shall be a president, one or more vice presidents, a treasurer and a secretary who shall have the duty, among other things, to record the proceedings of the meetings of shareholders and directors in a book kept for that purpose. The corporation may also have such other principal officers, including one or more controllers, as the board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of president and secretary.
          Section 2. Election, Term of Office and Remuneration. The principal officers of the corporation shall be elected annually by the board of directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the corporation shall be fixed by the board of directors. Any vacancy in any office shall be filled in such manner as the board of directors shall determine.

          Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the corporation may have one or more assistant treasurers, assistant secretaries and assistant controllers and such other subordinate officers, agents and employees as the board of directors may deem necessary, each of whom shall hold office for such period as the board of directors may from time to time determine. The board of directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.
          Section 4. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the board of directors.
          Section 5. Resignations. Any officer may resign at any time by giving written notice to the board of directors (or to a principal officer if the board of directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
ARTICLE V
GENERAL PROVISIONS
          Section 1. Fixing the Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 60 days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
          Section 2. Distributions. Subject to limitations contained in Illinois Law and the articles of incorporation, the board of directors may declare and pay distributions upon the shares of the corporation, which distributions may be paid either in cash, in property, or in shares of the corporation.
          Section 3. Fiscal Year. The fiscal year of the corporation shall commence on April 1 and end on March 31 of each year.
          Section 4. Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, “Corporate Seal, Illinois”.
          Section 5. Voting of Stock owned by the Corporation. The board of directors may authorize any person, on behalf of the corporation, to attend, vote and grant proxies to be used at any meeting of shareholders of any corporation (except this corporation) in which the corporation may hold shares.